Exhibit 99.1

Yoshiharu Global Co. Announces Strategic Transition to Vestand Inc.

BUENA PARK, CA – July 25, 2025 – Yoshiharu Global Co. (NASDAQ: YOSH) (the “Company”), today announced that it plans to change its corporate name to Vestand Inc., and has secured $6.0 million in strategic funding from U.S. and Korean investors to support this transition into a PropTech company. The Company also announced a substantial enhancement of its internal control policy, reinforcing its commitment to transparency and long-term growth as a publicly listed entity.

Corporate Name Change and Business Transition

On July 10, 2025, the Company’s Board of Directors approved the name change to Vestand Inc., marking its transformation from a traditional restaurant operator into a diversified brand that also includes real estate development and digital asset ventures. The Company has initiated the renaming process, including a symbol change on Nasdaq, which will be publicly announced upon completion.

Strategic Investment and Asset Expansion

The $6.0 million in strategic capital, funded by U.S. and Korean investors, was executed in March and April of 2024. These funds have supported corporate restructuring, debt repayment, and the successful acquisition of four residential properties in California. The Company aims to raise an additional $30.0+ million by the first half of 2027, targeting a cumulative $100 million in real estate investments.

PropTech Strategy and Collaboration

The Company has entered into a collaboration with Good Mood Studio, a U.S.-based developer with experience in over 1,400 real estate transactions, to deploy:

- AI-powered Automated Valuation Models (AVM),

- Renovation strategies, and

- A short-term buy-and-resell model

Several projects are expected to yield over 30% Return on Equity (ROE), based on the average transaction prices of comparable properties in surrounding areas.

In addition, the Company has made an early investment in Wealthrail, a fractional real estate investment platform that integrates digital assetization, including tokenized securities (STO). This strategy blends short-term flipping with long-term hold opportunities, creating a next-generation distributed real estate investment ecosystem.

Strengthening Internal Controls

Under the leadership of its CEO and CFO, the Company has launched a new initiative to fortify its internal control framework and embed it into the Company’s corporate culture. With a robust monitoring and audit system now in place, Yoshiharu aims to ensure strict compliance with regulatory requirements and to align its governance practices with the expectations of shareholders and the broader market.

The enhanced internal control policy was reviewed and formally approved by the Board of Directors on July 10, 2025, and the Company resolved to publicly disclose the initiative in the interest of transparency and accountability.

Comments from the CEO

“We are actively preparing to position Vestand as an evolved iBuyer that differentiates itself from companies like Opendoor and Offerpad by combining asset-backed revenue models with AI-driven technology,” said Ji-Won Kim, Director and CEO of Yoshiharu. “That said, it may be a stretch to describe us as having already reached that point. In reality, we only began recruiting AI talent in earnest last week, so we are still early in the expansion phase. However, we are seriously reviewing the model and actively working toward it.

“We are no longer just a restaurant brand. Vestand will be a smart investment platform that fuses real-world assets with digital technology, and we’re confident that this approach will set us apart.

Mr. Kim concluded, “Transparency and trust are fundamental to long-term corporate value. With our strengthened internal control framework, we are building a more transparent and resilient management system. We will continue to make improvements and maintain open communication with our investors, shareholders, and the market, reinforcing trust and long-term confidence in our future.”

About Yoshiharu Global Co.

Yoshiharu is a fast-growing restaurant operator and was born out of the idea of introducing the modernized Japanese dining experience to customers all over the world. Specializing in Japanese ramen, Yoshiharu gained recognition as a leading ramen restaurant in Southern California within six months of its 2016 debut and has continued to expand its top-notch restaurant service across Southern California and Las Vegas, currently owning and operating 15 restaurants.

For more information, please visit www.yoshiharuramen.com.

Forward Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, the Company’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our filings with the SEC including our Form 10-K for the year ended December 31, 2024, and subsequent reports we file with the SEC from time to time, which can be found on the SEC’s website at www.sec.gov. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contact:

Larry W Holub

Director

MZ North America

YOSH@mzgroup.us
312-261-6412